                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 30, 1999

                                THERMATRIX INC.
              (Exact Name of Registrant as Specified in Charter)

          Delaware                            0-20819                              94-2958515
-------------------------------       ------------------------         ------------------------------------
(State or Other Jurisdiction of       (Commission File Number)         (I.R.S. Employer Identification No.)
        Incorporation)


                        308 North Peters Road, Suite 100
                           Knoxville, Tennessee 37922
          (Address of principal executive offices, including zip code)

                                 (423) 539-9603
              (Registrant's telephone number, including area code)



                         2025 Gateway Place, Suite 132
                           San Jose, California 95110
                                (Former address)

Item 4.    Changes in Registrant's Certifying Accountant

On August 31, 1999 the Registrant issued a press release announcing that it was closing its offices in San Jose, California to complete the transfer of its corporate headquarters to Knoxville, Tennessee. The primary reason for this move was to be more conveniently situated to support its expanding operations in Europe, particularly those in the United Kingdom.

Effective September 30, 1999 Arthur Andersen LLP of San Jose, California resigned as the Registrant's independent public accountants. Arthur Andersen LLP qualified its report on the financial statements of the Registrant for the year ended December 31, 1998 with a "going concern" opinion. For the year ended December 31, 1997, Arthur Andersen LLP's report on the financial statements of the Registrant was unqualified. There have been no disagreements regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure between the Registrant and Arthur Andersen LLP. There have been no reportable events between Arthur Andersen LLP and the Registrant.

The Registrant is currently seeking a firm more convenient to its Knoxville, Tennessee offices to serve as independent public accountant and intends to have a successor firm engaged as soon as possible, but no later than December 31, 1999, the end of its fiscal year.


Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

4-1   Letter from Arthur Andersen LLP dated October 7, 1999.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THERMATRIX INC.

Dated:  October 7, 1999             By:  /s/ Daniel S. Tedone
                                         ---------------------------
                                         Daniel S. Tedone, Executive
                                         Vice President and Chief
                                         Financial Officer